UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 23, 2020

FUTURIS COMPANY
(Exact name of registrant as specified in its charter)

Wyoming (formerly Nevada)	000-24493	39-2079723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Baltimore Road, Rockville, MD 20850

(Address of Principal Executive Offices) (Zip Code)

703 310 7334

(Registrant’s telephone number, including area code)

Mission Mining Company

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2021, Futuris Company (the “Company”) completed the sale of a Promissory Note in the principal amount of $420,000 (the “Note”) to AJB Capital Investments, LLC (the “Purchaser”) for a purchase price of $386,400, in a private transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder. The Purchaser was an accredited or otherwise sophisticated investor who had access to business and financial information on the Company. The Company paid Purchaser’s legal fees of $10,500 and $8,400 in finder’s fees in connection with the sale of the Note. After payment of the legal fees and finder’s fees and closing cost, the sale of the Note resulted in $367,500 in net proceeds to the Company. The net proceeds from the sale will be used for working capital.

The Note matures on December 18, 2021 (the “Maturity Date”), bears interest at a rate of 12% per annum, and, following an event of default only, is convertible into shares of the Company’s common stock at a conversion price equal to the lesser of 90% of the lowest trading price during (i) the 10 trading day period preceding the issuance date of the note, or (ii) the 20 trading day period preceding date of conversion of the Note. The Note is also subject to covenants, events of defaults, penalties, default interest and other terms and conditions customary in transactions of this nature.

Pursuant to the terms of the Securities Purchase Agreement (the “SPA”), the Company paid a commitment fee to the Purchaser in the amount of $325,000 (the “Commitment Fee”) in the form of 1,300,000 shares of the Company’s common stock (the “Commitment Fee Shares”). During the six-month period following the six-month anniversary of the closing date, the Purchaser shall be entitled to be issued additional shares of common stock of the Company to the extent the Purchaser’s sale of the Commitment Fee Shares results in net proceeds to the Purchaser of an amount less than the Commitment Fee. If the Company repays the Note on or before the Maturity Date, the Company may redeem 650,000 of the Commitment Fee Shares at a redemption price of $1.00.

The obligations of the Company to the Investor under the Note and the SPA are secured by a lien on the Company’s assets pursuant to a Security Agreement between the Company and the Purchaser. and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

The description of the transaction contemplated by this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Promissory Note, the Securities Purchase Agreement, and the Security Agreement, which have been filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

4.1*	Promissory Note in the principal amount of $420,000 dated April 19, 2021

10.1*	Securities Purchase Agreement dated April 19, 2021

10.2*	Security Agreement dated April 19, 2021

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Futuris Company

By:	/s/ Kalyan Pathuri
Kalyan Pathuri
President, Director

Dated:  April 23, 2020

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